EXHIBIT 99.1

Greg Parker
Investor Relations
210/220-5632
or
Pam Thomas
Marketing Director
210/220-4205
FOR IMMEDIATE RELEASE
September 1, 2005

Cullen/Frost to acquire Texas Community Bank & Trust
In Dallas region

SAN ANTONIO - Cullen/Frost Bankers, Inc. (NYSE: CFR) announced today a definitive agreement with Texas Community Bancshares, Inc. to acquire Texas Community Bancshares and its subsidiary, Texas Community Bank & Trust, N.A., of Dallas, for a cash purchase price of $31 million. The announcement was made jointly by Dick Evans, chairman and CEO of Cullen/Frost Bankers, Inc., and Edward D. Phillips, chairman of Texas Community Bancshares. The agreement has been approved by the boards of directors of both companies and is expected to be completed around year-end. Consummation of the acquisition is subject to regulatory approval and the approval of the shareholders of Texas Community Bancshares.

Dick Evans, chairman and CEO of Cullen/Frost said, "We are excited about this opportunity to acquire Texas Community Bank & Trust in the Dallas area. They have a great reputation, and they share our philosophy of relationship banking. This commitment to building relationships combined with their mix of business, which includes serving private clients and corporate customers in the Dallas area, fits extremely well with our operations in Dallas."

Edward D. Phillips, chairman of Texas Community said, "We believe this is an excellent transaction for our shareholders. Furthermore, the fact that Cullen/Frost is a Texas based institution, as well as their reputation for dealing with private and corporate customers, were of great importance to us. We believe this agreement today affords our customers the best opportunities for expanding their products and services while maintaining the strong relationships we have worked hard to build."

Texas Community Bank & Trust, with one location, has operated in the Dallas area since 1984. At June 30, 2005, Texas Community Bank & Trust had assets of $132 million, deposits of $109 million and a loan portfolio of $84 million. Frost Bank currently operates four locations in the Dallas area.

Cullen/Frost Bankers, Inc. is a financial holding company, headquartered in San Antonio, with assets of $10 billion at June 30, 2005. Cullen/Frost provides a full range of commercial and consumer banking products, investment and brokerage services, insurance products and investment banking services. Its subsidiary, Frost Bank, operates 78 financial centers across Texas in Austin, Boerne, Corpus Christi, Dallas, Fort Worth, Galveston, Harlingen, Houston, McAllen, New Braunfels, San Antonio and San Marcos. Founded in 1868, Frost is the largest national bank based in Texas, helping Texans with their financial needs during three centuries. Cullen/Frost Bankers' stock is traded on the New York Stock Exchange under the symbol CFR.

Forward-Looking Statements and Factors that Could Affect Future Results

   Certain statements contained in this press release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Corporation's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Corporation that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes", "anticipates", "expects", "intends", "targeted", "continue", "remain", "will", "should", "may" and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

   Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

w	The risk that the businesses of Cullen/Frost and Texas Community Bancshares will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected;
w	Expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame;
w	Revenues following the merger may be lower than expected;
w

Deposit attrition, operating costs, customer loss and business disruption following the merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected;

w	The ability to obtain governmental approvals of the merger on the proposed terms and schedule;
w	The failure of Texas Community Bancshares' shareholders to approve the merger;
w

Local, regional, national and international economic conditions and the impact they may have on Cullen/Frost and Texas Community Bancshares and their customers and Cullen/Frost's and Texas Community Bancshares' assessment of that impact;

w	Changes in the level of non-performing assets and charge-offs;
w	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements;
w	Inflation, interest rate, securities market and monetary fluctuations;
w	Changes in the competitive environment among financial holding companies and banks;
w	Changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which Cullen/Frost and Texas Community Bancshares must comply.

Additional factors that could cause Cullen/Frost's results to differ materially from those described in the forward-looking statements can be found in Cullen/Frost's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to Cullen/Frost or Texas Community Bancshares or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. Cullen/Frost and Texas Community Bancshares undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.